UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

TrueBlue, Inc.
(Name of Registrant as Specified In Its Charter)

EHS MANAGEMENT LLC EHS AZURE OPPORTUNITY FUND, LP ERIC H. SU DAVID FLEISCHMAN WAYNE LARKIN
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EHS Management LLC, a Delaware limited liability company (“EHS Management”), together with the other participants named herein (collectively, “EHS”), intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2026 annual meeting of stockholders (the “Annual Meeting”) of TrueBlue, Inc., a Delaware corporation (the “Company”).

Item 1: On January 20, 2026, Eric Su, manager of EHS Management, was quoted in an article published by Hedge Fund Alpha, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

EHS Management LLC, a Delaware limited liability company (“EHS Management”), together with the other participants named herein, intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2026 annual meeting of stockholders of TrueBlue, Inc., a Delaware corporation (the “Company”).

EHS MANAGEMENT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be EHS Management, EHS Azure Opportunity Fund, LP (“EHS Azure”), Eric H. Su (collectively, “EHS”), David Fleischman and Wayne Larkin. As of the date hereof, EHS Azure directly beneficially owns 190,131 shares of Common Stock, no par value, of the Company (the “Common Stock”). EHS Management, as the general partner of EHS Azure, may be deemed the beneficial owner of the 190,131 shares of Common Stock directly owned by EHS Azure. As of the date hereof, Eric H. Su directly beneficially owns 535,073 shares of Common Stock. As the sole owner and manager of EHS Management, Mr. Su may be deemed to beneficially own the 190,131 shares of Common Stock directly owned by EHS Azure. As of the date hereof, Messrs. Fleischman and Larkin beneficially own no shares of Common Stock.